EXHIBIT 21.1

SUBSIDIARIES OF AFFIRMATIVE INSURANCE HOLDINGS, INC.

Subsidiaries	Jurisdiction of Incorporation/ Organization
Affirmative Management Services, Inc.	Texas
Affirmative Services, Inc.	Texas
Affirmative Property Holdings, Inc.	Texas
Affirmative Underwriting Services, Inc.	Texas
Affirmative Insurance Services, Inc.	Texas
Affirmative Insurance Services of Pennsylvania, Inc.	Pennsylvania
A-Affordable Managing General Agency, Inc.	Texas
Affirmative Premium Finance Holdings, Inc.	Delaware
Affirmative Premium Finance, Inc.	Delaware
Affirmative Insurance Group, Inc.	Texas
Affirmative Insurance Company	Illinois
Insura Property and Casualty Insurance Company	Illinois
Affirmative Insurance Company of Michigan	Michigan
USAgencies Casualty Insurance Company, Inc.	Louisiana
USAgencies Direct Insurance Company	New York
Affirmative Retail, Inc.	Texas
A-Affordable Insurance Agency, Inc.	Texas
Driver’s Choice Insurance Services, LLC	South Carolina
Fed USA Retail, Inc.	Florida
InsureOne Independent Insurance Agency, LLC	Illinois
Yellow Key Insurance Agency, Inc.	Illinois
Affirmative Franchising Group, Inc.	Texas
Fed USA Franchising Group, Inc.	Delaware
Fed USA Franchising, Inc.	Florida
Affirmative Alternative Distribution, Inc.	Texas
USAgencies, LLC	Louisiana
LIFCO, LLC	Louisiana
USAgencies Management Services, Inc.	Louisiana
Affirmative Insurance Holdings Statutory Trust I	Delaware
Affirmative Insurance Holdings Statutory Trust II	Delaware

1